UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2006, Cyberonics, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement") with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (the "Administrative Agent") and the lenders who are party thereto (the "Lenders"). The Credit Agreement provides for a three-year revolving line of credit in an amount up to $40 million, against which the Company has drawn the minimum $7.5 million for which it is currently required to pay interest. The Credit Agreement requires the Company, among other covenants, (a) to comply with applicable laws, including securities laws that require the filing of its annual report on Form 10-K and quarterly reports on Form 10-Q and (b) to maintain compliance with all applicable listing criteria for the principal stock market on which the Company’s common stock is listed.

As disclosed by the Company in a Current Report on Form 8-K filed on July 27, 2006, the Company was not able to file timely its Annual Report on Form 10-K for the year ended April 28, 2006 (the "2006 Annual Report") pending completion of a review by the Audit Committee of the Company’s Board of Directors regarding previous option grants and resolution of any disclosure and accounting issues arising from the results of the review, and the Company entered into a Consent and Amendment Agreement with the Administrative Agent and Lenders which provided that certain events will not constitute a default under the Credit Agreement prior to October 31, 2006. Such events include, among other events, (a) the Company’s failure to file timely with the Securities and Exchange Commission ("SEC") its 2006 Annual Report and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2006 (the "First Quarter Form 10-Q"); and (b) the Company’s failure to maintain compliance with the Nasdaq Global Market ("Nasdaq") listing standards because of its failure to file such SEC reports.

As disclosed by the Company in a Notification of Late Filing on Form 12b-25 filed on September 1, 2006, the Company was not able to file its First Quarter Form 10-Q pending completion of the Audit Committee’s review of previous option grants and resolution of any disclosure and accounting issues arising from the results of the review.

As previously disclosed on June 9, 2006 the SEC requested certain information from the Company in connection with previous option grants by the Company. On October 23, 2006 the SEC made an additional request for certain documents and information related to the Company’s revised guidance on February 8, 2006 and its financial results announced on May 1, 2006, sales by the Company for the quarter ended April 28, 2006, coverage or potential coverage of the Company’s VNS therapy/device by Alabama Blue Cross and Blue Shield and Aetna and aging of the Company’s accounts receivable since January 1, 2003. The Company is continuing to cooperate with the SEC staff.

As previously disclosed on September 12, 2006, the Company sought review before a Listings Qualification Panel of a determination by the staff of the Nasdaq Stock Market, Inc. ("NASDAQ") that the Company’s securities were subject to delisting from The NASDAQ Global Market for failing to file the SEC reports described above. The Company participated in a hearing before the NASDAQ Panel and presented to the Nasdaq Panel its reasons for failing to file the required SEC reports and requested continued listing.

On November 6, 2006, the Company received a letter from the NASDAQ Panel informing the Company that the NASDAQ Panel has determined to grant the request of the Company for continued listing on The NASDAQ Stock Market subject to two conditions: (1) on or before November 17, 2006, the Company must submit additional information to NASDAQ regarding the Company's internal review of its stock option grants, practices and procedures; and (2) on or before December 31, 2006, the Company must file with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended April 28, 2006 and its Quarterly Report on Form 10-Q for the quarter ended July 28, 2006, and any required restatements of its prior financial statements. Should the Company be unable to meet these deadlines, there can be no assurance that NASDAQ will grant an additional extension of time to meet such conditions or that the Company's common stock will remain listed on The NASDAQ Stock Market.

On October 31, 2006, the Company entered into a Consent and Amendment Agreement with the Administrative Agent and Lenders which provided that certain events will not constitute a default under the Credit Agreement prior to December 31, 2006. Such events include, among other events, (a) the Company’s failure to file timely with the SEC its 2006 Annual Report and its quarterly reports on Form 10-Q, including the First Quarter Form 10-Q; (b) the Company’s failure to maintain compliance with the Nasdaq listing standards because of its failure to file such SEC reports; and (c) the Company’s receipt of a notice of default and demand from Wells Fargo Bank, N.A. ("Trustee") in connection with the Indenture dated September 27, 2005 between the Company, as issuer, and Trustee ("Indenture") as a result of the Company’s failure to timely file and deliver its 2006 Annual Report as purportedly required by the Indenture, so long as there is no determination by a court and the Company has not otherwise acknowledged that a default has occurred under the Indenture.

Item 8.01 Other Events.

On November 1, 2006 the Company was served with an action in the Chancery Court of Delaware to compel the Company to hold its 2006 annual stockholder meeting. To date, the Company has not held its annual meeting because federal securities laws forbid the solicitation of proxies without delivery of an annual report. The Company has been unable to complete the audit required for its annual report due to unresolved accounting issues raised in the Company’s ongoing internal investigation regarding the grant of certain options. The Company anticipates that this internal investigation will be completed in the near term. Once the internal investigation has been completed, the Company intends to work diligently to complete the audit of its financial statements, and to promptly file the 2006 Annual Report and the First Quarter Form 10-Q. The Company believes that it is not in the best interests of the stockholders to hold an annual meeting in the absence of the annual report and the solicitation of proxies, and that all of the Company's stockholders should have access to current information regarding the financial condition, results of operations and business prospects of the Company prior to casting a vote.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Consent and Amendment Agreement dated October 31, 2006.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," and "forecast," or other similar words. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning the completion of the Audit Committee’s internal review and any restatement of our financial statements. Our actual decisions, performance, financial restatements and results may differ materially. Important factors that may cause actual decisions, performance, financial restatements and results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer's disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the time needed to complete the Audit Committee’s review of stock option grants, procedures, and practices; the results of the pending inquiries by the SEC and by the Office of the United States Attorney for the Southern District of New York; the results of the Audit Committee’s review of the Company’s stock option grants, practices and procedures; the impact of any restatement of the Company's financial statements or other actions that might be taken or required as a result of such inquiries or review; the potential identification of new material weaknesses in the Company’s internal controls over financial reporting; risks and costs associated with such inquiries or review and any litigation relating thereto or to the Company's stock option grants, procedures, and practices; uncertainties associated with the extension granted by the NASDAQ Listing Qualifications Panel to avoid possible delisting of the Company’s stock from NASDAQ for failure to file timely periodic reports with the SEC and the Company’s ability to file its delinquent Form 10-K and Form 10-K within the extended period; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties related to the notice of acceleration under the convertible note Indenture and the declaratory judgment litigation styled Cyberonics, Inc. v. Wells Fargo Bank, N.A., as Trustee Under Indenture, No. 06-63284, in the 165th District Court of Harris County, Texas; and other risks detailed from time to time in the Company's filings with the SEC. For a detailed discussion of many of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

November 6, 2006	By:	/S/ David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Consent and Amendment Agreement dated October 31, 2006